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                                                                    EXHIBIT 21.1

                LIST OF SUBSIDIARIES OF TELETECH HOLDINGS, INC.

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
                                            NAME OF SUBSIDIARY*                      JURISDICTION OF INCORPORATION
                                            -------------------                      -----------------------------
1.                      T-TEC Labs, Inc. [f/k/a TeleTech (Technology Development
                          and Integration), Inc.]..................................  State of Delaware

                        (a) Digital Creators, Inc..................................  State of Colorado

                        (b) Apoyo Empresarial de Servicios S. de RL de C.V.........  Mexico

2.                      TeleTech Customer Care Management (California), Inc. [f/k/a
                          TeleTech Telecommunications, Inc.].......................  State of California

3.                      TeleTech Customer Care Management (Colorado), Inc. [f/k/a
                          TeleTech Teleservices, Inc.].............................  State of Colorado

4.                      TeleTech Canada Inc. [f/k/a EDM Electronic Direct
                          Marketing Ltd.]..........................................  Province of Ontario, Canada

5.                      TeleTech South American Holdings, Inc......................  State of Delaware

                        (a) TeleTech Brasil Servicios de Informatica Ltda. [f/k/a
                          Outsource Informatica Ltda.].............................  Brazil

                        (b) TeleTech Brasil Ltda...................................  Brazil

                        (c) Connect S.A............................................  Argentina

                        (d) Comlink S.A............................................  Argentina

6.                      Cygnus Computer Associates Ltd.............................  Province of Ontario, Canada

7.                      TTEC Nevada, Inc...........................................  State of Nevada

                        (a) TeleTech Customer Services, Inc........................  State of Nevada

8.                      TeleTech (UK) Limited......................................  United Kingdom

9.                      TeleTech Customer Care Management (Ireland) Ltd............  Ireland

10.                     TeleTech Argentina S.A.....................................  Argentina

                        (a) Smart Call S.A.........................................  Argentina

11.                     TeleTech Services Corporation..............................  State of Colorado

                        (a) TeleTech Mexico S.A. de C.V. [f/k/a Telemercadeo
                          Integral, S.A. de C.V.]..................................  Mexico

                        (b) TeleTech Financial Services Management, Inc............  State of Delaware

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
                                            NAME OF SUBSIDIARY*                      JURISDICTION OF INCORPORATION
                                            -------------------                      -----------------------------
                        (c) TeleTech Facilities Management (Postal Customer
                            Support), Inc..........................................  State of Delaware

                        (d) TeleTech Facilities Management (Parcel Customer
                            Support), Inc..........................................  State of Delaware

                        (e) TeleTech Health Services Management, Inc...............  State of Delaware

                        (f) TeleTech Customer Care Management (West
                          Virginia), Inc...........................................  State of West Virginia

                        (g) TeleTech Customer Care Management (New York), Inc......  State of New York

                        (h) TeleTech Customer Care Management, Inc.................  State of Delaware

                        (i) TeleTech Customer Care Management
                          (Pennsylvania), Inc......................................  State of Pennsylvania

                        (j) TeleTech Customer Care Solutions (Japan), Inc..........  State of Delaware

                        (k) TeleTech Customer Care Management (General), Inc.
                          [f/k/a Maxwell Leasing Company, Inc.]....................  State of Delaware

                        (l) TeleTech Customer Care Management
                            (Telecommunications), Inc..............................  State of Delaware

                        (m) TeleTech Customer Care Management (Texas), Inc.........  State of Texas

                        (n) TeleTech Customer Care Management (South
                          America), Inc............................................  State of Delaware

                        (o) TeleTech Customer Care Management (GS), Inc............  State of Delaware

                        (p) TeleTech Financial Services Management (WV), Inc.......  State of Delaware

                        (q) Pamet River, Inc.......................................  State of Delaware

                        (r) TeleTech International Pty Ltd [f/k/a Access 24 Pty
                            Limited]...............................................  New South Wales, Australia

                        (i) TeleTech Ltd (NZ)......................................  New Zealand

                        (ii) High Performance Healthcare Pty Ltd...................  Queensland, Australia

                        (iii) High Performance Healthcare Ltd (NZ).................  New Zealand

                        (iv) TeleTech Customer Management Pte Ltd..................  Singapore
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*   Each of the subsidiaries conducts business under its legal corporate name listed above.

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